                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  February 24, 2000
                                                   -----------------

                             Grace Development, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Colorado                             0-25582                       84-1110469
--------------------------------------------------------------------------------
(State or other              (Commission File Number)            (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                       Number)


    1690 Chantilly Drive, Atlanta, Georgia                         30324
--------------------------------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:       (687) 222-3030
                                                   -----------------------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                                Introductory Note

         On May 10, 2000, the Registrant filed Amendment No. 1 to its Current Report on Form 8-K dated February 24, 2000 ("Amendment No. 1"), which contained the financial statements required by Item 7 of Form 8-K. Certain omissions and typographical errors in Item 7(a) of Amendment No. 1 appearing in (a) the headings to the Consolidated Statements of Changes in Stockholders' Equity and the Consolidated Notes to Financial Statements and the text therein and (b) the line "Issuance of notes payable - related party" as contained in the Consolidated Statements of Cash flows for the year ended December 31, 1999 are corrected by amending and supplementing such statements. Alignment problems occurring during the preparation of the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations for transmission, together with certain typographical errors, in Item 7(b) of Amendment No. 1 are corrected by amending and supplementing such statements.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   GRACE DEVELOPMENT, INC.



                                   By: /s/ James Blanchard
                                      -----------------------------------------
                                      James Blanchard
                                      President


Dated as of May 15, 2000

                                 P.V. TEL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

                                 P.V. TEL, INC.






                                TABLE OF CONTENTS



                                                                                         PAGE
                                                                                         ----
Independent auditors' report                                                                 1


Consolidated financial statements:


    Consolidated balance sheets                                                          2 - 3


    Consolidated statements of operations                                                    4


    Consolidated statements of changes in stockholders' equity (deficit)                     5


    Consolidated statements of cash flows                                                6 - 7


    Consolidated notes to financial statements                                          8 - 12

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Grace Development, Inc. and
P.V. Tel, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheets of P.V. TEL, INC. [a corporation] as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity (deficit), and cash flows for the years ending December 31, 1999, 1998 and for the period May 29, 1997 [date of inception] to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of P.V. TEL, INC. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ending December 1999, 1998 and for the period May 29, 1997 [date of inception] to December 31, 1997, in conformity with generally accepted accounting principles.



Atlanta, Georgia

May 4, 2000

/s/ Habif, Arogeti & Wynne, LLP

                                 P.V. TEL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

                                                     ASSETS

                                                                             1999             1998
                                                                          ----------       ----------
Current assets
    Cash                                                                  $   33,144       $   42,728
    Restricted cash                                                           50,000           60,000
    Accounts receivable, net of allowance of $23,256 and
        $11,073 for 1999 and 1998, respectively                              297,763           90,363
                                                                          ----------       ----------
           Total current assets                                              380,907          193,091
                                                                          ----------       ----------

Property and equipment

    Equipment                                                                136,656           17,280
    Furniture and fixtures                                                    36,080            6,850
    Leasehold improvements                                                    56,904           14,243
    Machinery and Equipment                                                  709,191          452,685
                                                                          ----------       ----------
                                                                             938,831          491,058
    Allowance for depreciation                                              (228,451)         (42,446)
                                                                          ----------       ----------
                                                                             710,380          448,612
                                                                          ----------       ----------

Other assets
    Deposits                                                                   2,225            1,325
                                                                          ----------       ----------

                                                                          $1,093,512       $  643,028
                                                                          ==========       ==========

                   See auditors' report and accompanying notes

                                 P.V. TEL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                              1999             1998
                                                                          -----------      -----------
Current liabilities
    Accounts payable                                                          983,202          150,383
    Accrued expenses                                                           92,751            6,610
    Customer deposits                                                           4,425            1,875
    Note payable                                                               50,809               --
    Current portion of obligations
        under capital lease                                                   253,759          106,788
    Deferred revenue                                                           80,681               --
    Line of credit                                                                 --              111
                                                                          -----------      -----------
        Total current liabilities                                           1,465,627          265,767
                                                                          -----------      -----------

Non-current liabilities
    Notes Payable - related parties                                           434,500               --
    Obligations under capital lease, net of current portion                   435,024          211,391
                                                                          -----------      -----------
                                                                              869,524          211,391
                                                                          -----------      -----------

Stockholders' equity
    Common stock, $0.001 par value, 11,000 shares
        authorized; 7,500 and 8,500 shares issued and
        outstanding in 1999 and 1998 respectively                                   9                9
    Redeemable convertible preferred stock. Series A
        preferred stock, $500 par value, 2,500 shares
        authorized; and 2,500 and 1,000 shares issued
        and outstanding in 1999 and 1998 respectively                       1,250,000          750,000
    Additional Paid in Capital                                                800,000               --
    Accumulated deficit                                                    (3,291,648)        (584,139)
                                                                          -----------      -----------
                                                                           (1,241,639)         165,870
                                                                          -----------      -----------

                                                                          $ 1,093,512      $   643,028
                                                                          ===========      ===========

                   See auditors' report and accompanying notes

                                 P.V. TEL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                     For the Period
                                                                                      May 29, 1997
                                                                                   (Date of Inception)
                                                                                      to December 31,
                                                          1999            1998             1997
                                                      -----------      ---------    ------------------
Sales                                                 $ 2,664,634      $ 342,632                  0


Operating expenses
    Cost of sales                                       3,285,118        368,238                 --
    Selling and marketing costs                            39,051          7,317                 --
    General and administrative                          1,806,392        505,841              1,190
    Depreciation and amortization                         200,248         42,446
                                                      -----------      ---------      -------------

                                                        5,330,809        923,842              1,190
                                                      -----------      ---------      -------------

        Loss from operations                           (2,666,175)      (581,210)            (1,190)
                                                      -----------      ---------      -------------

Other income (expenses)
    Interest expense                                      (72,690)        (9,606)                --
    Other income                                           31,356          7,867                 --
                                                      -----------      ---------      -------------

                                                          (41,334)        (1,739)                --
                                                      -----------      ---------      -------------



           Loss before taxes                           (2,707,509)      (582,949)            (1,190)
                                                      -----------      ---------      -------------



Income tax benefit                                             --             --                 --
                                                      -----------      ---------      -------------



           Net loss                                   $(2,707,509)     $(582,949)     $      (1,190)
                                                      ===========      =========      =============

                   See auditors' report and accompanying notes

                                 P.V. TEL, INC.
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 and FOR THE PERIOD MAY 29, 1997
                    (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                        NUMBER OF
                                         SHARES                                            ACCUMULATED                    OWNERS'
                                    -----------------    COMMON    PREFERRED   PAID IN     DEFICIT        MEMBERS'      EQUITY
                                    COMMON  PREFERRED    STOCK       STOCK     CAPITAL     EARNINGS       DEFICIT      (DEFICIT)
                                    ------  ---------    -----    ----------  --------  -----------       ---------   -----------
Balance, May 29, 1997              $    --   $     --    $ --     $       --  $     --   $       --     $      --       $      --


Net loss for 1997                       --         --       --            --        --           --          (1,190)       (1,190)
                                    ------   --------    -----    ----------  --------  -----------       ---------   -----------


Balances, December 31, 1997             --         --       --            --        --           --          (1,190)       (1,190)


Issuance of common stock             8,500         --        9            --        --           --              --             9


Issuance of preferred stock             --      1,500       --       750,000        --           --              --       750,000


Conversion from limited liability
    company to corporation              --         --       --            --        --       (1,190)          1,190            --


Net loss for 1998                       --         --       --            --        --     (582,949)             --      (582,949)
                                    ------   --------    -----    ----------  --------  -----------       ---------   -----------


Balances, December 31, 1998          8,500      1,500        9       750,000        --     (584,139)             --       165,870

Recapitalization                        --         --       --            --        --           --              --            --

Contribution of paid in capital     (1,000)        --       --            --   300,000           --              --       300,000



Issuance of Preferred Stock             --      1,000       --       500,000   500,000           --              --     1,000,000



Net loss for 1999                       --   $     --       --            --  $     --   (2,707,509)             --    (2,707,509)
                                   -------   --------    -----    ----------  --------  -----------       ---------   -----------


Balances, December 31, 1999          7,500      2,500    $   9    $1,250,000  $800,000  $(3,291,648)      $      --   $(1,241,639)
                                   =======   ========    =====    ==========  ========  ===========       =========   ===========


                   See auditors' report and accompanying notes

                                 P.V. TEL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                           Increase (Decrease) In Cash

                                                                                                          FOR THE PERIOD
                                                                                                           MAY 29, 1997
                                                                                                       (DATE OF INCEPTION)
                                                                                                         TO DECEMBER 31,
                                                                              1999            1998            1997
                                                                          -----------     -----------  ------------------
Cash flows from operating activities
    Net loss                                                              $(2,707,509)    $  (582,949)       (1,190)
                                                                          -----------     -----------   -----------
    Adjustments to reconcile net loss to net
         cash used by operating activities
           Depreciation                                                       200,248          42,446            --
           Provision for doubtful accounts
                receivable                                                     12,184          11,073            --
           Changes in assets and liabilities
               Accounts receivable                                           (219,584)       (101,436)           --
               Deposits                                                          (900)         (1,325)           --
               Accounts payable                                               832,819         149,193         1,190
               Accrued expenses                                                86,141           6,610            --
               Customer deposits                                                2,550           1,875            --
               Deferred revenue                                                80,681              --            --
                                                                          -----------     -----------   -----------
                  Total adjustments                                           994,139         108,436         1,190
                                                                          -----------     -----------   -----------
                      Net cash used by
                          operating activities                             (1,713,370)       (474,513)           --
                                                                          -----------     -----------   -----------

Cash flows from investing activities
    Acquisition of property and equipment                                    (227,189)        (92,009)           --
    Proceeds from sales of property and equipment                             202,449              --            --
                                                                          -----------     -----------   -----------

        Net cash used by investing activities                                 (24,740)        (92,009)           --
                                                                          -----------     -----------   -----------

Cash flows from financing activities
    Withdrawals from (Deposits to) restricted Cash                             10,000         (60,000)           --
    Payments on obligations under
        capital lease                                                         (66,672)        (80,870)           --
    Net proceeds (repayments)  from
         issuance of line of credit                                              (111)            111            --
    Issuance of note payable                                                   50,809              --            --
    Issuance of Notes payable - related party                                 434,500              --
    Proceeds from the Issue of common
         stock                                                                300,000               9            --
    Proceeds from the Issue of preferred
        stock                                                               1,000,000         750,000            --
                                                                          -----------     -----------   -----------

        Net cash provided by financing
            activities                                                      1,728,526         609,250            --
                                                                          -----------     -----------   -----------

               Net increase in cash                                            (9,584)         42,728            --

Cash, beginning of year                                                        42,728              --            --
                                                                          -----------     -----------   -----------

               Cash, end of year                                          $    33,144     $    42,728   $        --
                                                                          ===========     ===========   ===========


                   See auditors' report and accompanying notes

                                 P.V. TEL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                                                             For the Period
                                                                                                              May 29, 1997
                                                                                                           (Date of Inception)
                                                                                                             to December 31,
                                                                  1999                    1998                     1997
                                                            ---------------          ---------------       -------------------

Cash paid during the years for
    Interest                                                $        72,690          $         9,606          $             0


                  See auditor's report and accompanying notes

Supplement disclosures of non-cash activities:

During 1999 the Company acquired property and equipment of $234,827 through capital lease obligations.

                                 P.V. TEL, INC.
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999, 1998 AND FOR THE PERIOD
             MAY 29, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997


NOTE A
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General:

P.V. Tel LLC, was formed on May 29, 1997 in Tennessee. The Company is engaged in providing telecommunication services in the Southeastern United States. P.V. Tel, Inc. was formed on September 23, 1998 under the laws of South Carolina. All assets and liabilities of P.V. Tel, LLC were contributed on the date of formation to P.V.Tel, Inc. The financial statements for the year ended December 31, 1998 reflect the business as one entity and reflect all transactions from January 1, 1998 through December 31, 1998 of both the LLC and the Corporation. The following are the wholly owned subsidiaries which are operational:

        P.V.Tel of Tennessee LLC and Myrtle Beach Telephone Company, LLC.

The following are wholly owned subsidiaries which are currently inactive:

        P.V.Tel of Illinois LLC, P.V.Tel of Ohio LLC, P.V.Tel of Virginia LLC, P.V.Tel of Kentucky LLC, P.V.Tel of Louisiana LLC, P.V.Tel of Florida LLC, P.V.Tel of North Carolina LLC, P.V.Tel of Alabama, P.V.Tel of Georgia LLC, and P.V.Tel of Mississippi LLC.

Principles of Consolidation:

The consolidated financial statements include the accounts of P.V.Tel Inc., and its subsidiaries (together, "The Company"). All material intercompany accounts and transactions have been eliminated in consolidation.

Property and Equipment:

Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is included in operations.

Depreciation is computed using the straight-line or accelerated methods over the estimated useful lives of the assets as follows:


        Equipment                                               3 - 5 years
        Furniture and fixtures                                      7 years
        Leasehold improvements                                Life of lease
        Machinery and equipment                                 3 - 5 years

Included in property and equipment at December 31, 1999 was idle equipment with a net book value of $153,661. The carrying value of the idle equipment exceeded the fair market value of the equipment at December 31, 1999.

Income Taxes:

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the reporting of reserve for doubtful accounts, and depreciation. The deferred tax asset represents the future tax consequences of those differences, which will be deductible when the assets are recovered or settled.

                                 P.V. TEL, INC.
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999, 1998 AND FOR THE PERIOD
             MAY 29, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

Advertising:

The Company expenses all advertising costs incurred. For the years ended December 31, 1999, 1998, and 1997 advertising expense totaled $39,051, $7,317 and $0, respectively.

Revenue Recognition:

Revenues for voice, data and other services to end users are recognized in the month in which the services are provided. Revenues for carrier interconnection and access are recognized in the month in which the service is provided

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period covered. Actual results could differ from those estimates. Estimates are used when accounting for certain items such as allowance for doubtful accounts and depreciation.

NOTE B
CONCENTRATION OF CREDIT RISK

The Company from time to time maintains cash deposits in excess of federally insured limits. At December 31, 1999 and 1998, the Company had approximately $0 and $200,000, respectively, at risk.

NOTE C
ACCOUNTS RECEIVABLE

The trade accounts receivable balance at December 31, 1999 and 1998 is $297,763 and $90,363, respectively, which is net of a $23,256 and $11,073 provision for doubtful accounts for 1999 and 1998, respectively.

NOTE D
OFF BALANCE SHEET RISK

Credit applications are obtained from all new customers. Credit checks are then made on the accounts. After references are verified and the credit verification is satisfactory, the Company then extends trade credit based on the size of the company and past payment history. Companies with accounts over 60 days old are notified concerning their delinquency. The Company does not have a secured interest in its accounts receivable; however, it does have legal recourse for defaulted amounts. The amount of the accounting loss the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable.

NOTE E
SALE-LEASEBACK TRANSACTIONS

In 1999 the Company entered into several sale-leaseback arrangements. Under the arrangements, the Company sold equipment and leased it back for periods ranging from 36 - 60 months. The leasebacks have been accounted for as capital leases. No gains or losses were realized in the transactions.

                                 P.V. TEL, INC.
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999, 1998 AND FOR THE PERIOD
             MAY 29, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997


NOTE F
COMMITMENTS AND CONTINGENCIES


Lease Commitments:

The Company leases office and suite space, and equipment. Monthly rental payments for the office and equipment are $8,031. The contracts expire between August 15, 2001 and June 30, 2006. The amount of rent expense on office and suite space, and equipment for the years ended December 31, 1999, 1998, and 1997 totaled $70,032, $17,380, and $0 respectively.

At December 31, 1999, minimum future lease payments under non-cancelable leases having remaining terms in excess of one year are as follows:


       December 31,               Amount
       ------------               ------

         2000                    $ 96,382
         2001                      95,468
         2002                      90,040
         2003                      85,000
         2004                      85,000
         Thereafter               127,500
                                 --------
                                 $579,390
                                 ========


NOTE G
OBLIGATION UNDER CAPITAL LEASE

The Company entered into lease agreements for various equipment in 1999 and 1998. Amortization on the equipment was $204,160 and $35,350 for the years ended December 31, 1999 and 1998, respectively. The amortization is included in accumulated depreciation on the balance sheet. The cost and accumulated amortization on the equipment are as follows:


                                                1999             1998
                                                ----             ----

         Cost                                $ 836,324       $ 399,049
         Less: Accumulated amortization       (239,510)        (35,350)
                                             ---------       ---------
                                             $ 596,814       $ 363,699
                                             =========       =========

                                 P.V. TEL, INC.
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999, 1998 AND FOR THE PERIOD
             MAY 29, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997



Future minimum lease payments under capital leases as of December 31, 1999 for each of the next five years and in aggregate are:


                       2000                                                $ 367,511
                       2001                                                  297,925
                       2002                                                  151,612
                       2003                                                   77,174
                       2004                                                   35,516
                                                                           ---------
                       Total minimum lease payments                          929,738
                       Less amount representing interest                    (240,955)
                                                                           ---------

                       Present value of minimum lease payments               688,783

                       Current maturities of capital lease                  (253,759)
                                                                           ---------
                       Long-term capital lease less current maturity       $ 435,024
                                                                           =========

NOTE H
LINE OF CREDIT

The Company entered into a $1,000,000 revolving line-of-credit during 1998 through Merrill Lynch, bearing interest at the 30-day commercial paper rate plus 3.15%. The line-of-credit which matured in February of 1999, was collateralized by substantially all of the Company's assets and is guaranteed by certain stockholders' of the Company. The outstanding balance at December 31, 1999 and 1998, was $-0- and $111, respectfully.

LETTER OF CREDIT

Merrill Lynch has issued a letter-of-credit in the amount of $50,000 to guarantee certain payments. The letter of credit has the same interest rate and guarantees as the line-of-credit above.

NOTE I
INCOME TAXES

The provision for income taxes consists of:


                                          1999                1998
                                          ----                ----
    Deferred income tax benefit
        Federal                     $   920,000           $ 150,000
        State                           162,000              25,000
                                      ---------            --------
                                      1,082,000             175,000
           Allowance                $(1,082,000)          $(175,000)
                                      =========            ========
           Net deferred
           income taxes             $       -0-           $     -0-
                                      =========            ========

                                 P.V. TEL, INC.
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999, 1998 AND FOR THE PERIOD
             MAY 29, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability as of December 31 are presented below:


                                                   1999                 1998
                                                   ----                 ----
    Current
        Deferred tax asset:
           Allowance for doubtful accounts      $     9,200           $   4,400
               Valuation Allowance              $    (9,200)          $  (4,400)
                                                ===========           =========
                                                        -0-                 -0-
                                                ===========           =========
    Non-Current
        Net Operating loss carryover:           $ 1,126,000           $ 175,000
               Valuation Allowance              $(1,126,000)          $(175,000)
                                                ===========           =========
                                                        -0-                 -0-
                                                ===========           =========



NOTE J
NOTES PAYABLE - RELATED PARTY

The Company entered into notes payable with Grace Development, Inc., ("Grace") with a balance at December 31, 1999 of $434,500, see note N. The notes bear an interest rate of 9% per annum. Subsequent to the merger of a subsidiary of Grace and the Company, shareholders of P.V. Tel, Inc. delivered to Grace, promissory notes totaling $450,000 in substitution therefore together with accrued interest.

NOTE K
NOTES PAYABLE

The Company entered into a loan agreement with the lessor of the Company's office space. The loan was originally for $57,500, with monthly payments of $2,653 including 10% interest per annum. Subsequent to the December 31, 1999 year end the Company, in connection with the early termination of its office lease obligation, the loan obligations were satisfied. The balance of the loan was $50,809 at December 31, 1999.

NOTE L
MAJOR SUPPLIERS - TELEPHONE CONTRACTS

During the year ended December 31, 1999, the Company had four major vendors, purchases from which exceeded 5% of the Company's total cost of sales. Purchases from these vendors totaled $2,647,154 and accounted for approximately 87% of cost of services for the year ended December 31, 1999.

During the year ended December 31, 1998, the Company had two major vendors, purchases from which exceeded 5% of the Company's total cost of sales. Purchases from these vendors totaled $194,243 and accounted for approximately 55% of cost of services.

NOTE M
STOCKHOLDERS' EQUITY

Common Stock

During 1998 the corporation issued 8,500 shares of $.001 par stock for $9. In connection with a recapitalization, the common shares were reduced to 7,500 in 1999, and the common shareholders contributed an additional $300,000 in additional paid in capital.

Series A - Convertible Preferred Stock

During 1998 the corporation issued 1,500 shares of $500 par stock for $750,000. During 1999 the corporation issued 1,000 shares of $500 par stock for $1,000,000.

Preferred Stock Rights:

The shares of the Series A Preferred Stock rank senior to the Common Stock with respect to dividends and with respect to any liquidation, dissolution or winding up of the Corporation. Shares of Series A Preferred Stock are automatically convertible, subject to certain anti-dilution adjustments.

NOTE N
SUBSEQUENT EVENT - MERGER

On February 24, 2000, the stockholders of the Company effected a merger agreement with Grace Development, Inc. (GRACE) (OTCBB:GCDV), whereby the Company was merged into a subsidiary of Grace in a transaction accounted for as a purchase by Grace. All issued and outstanding shares of the Company were surrendered by the stockholder in consideration for 2,150,000 shares of common stock of Grace.

Additionally, the merger agreement included a two year employment agreement between Grace and a stockholder of the Company which provides for an annual base salary of $92,000 and incentive compensation as determined by the Board of Directors of Grace.

It is the opinion of management and legal counsel that this transaction qualifies as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements give effect to the P.V. Tel, Inc. (PV Tel) Merger, The P.V. Tel Merger was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of PV Tel have been combined with the recorded values of the assets and liabilities of Grace in the unaudited P.V. Tel Pro Forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the P.V. Tel Merger as if it occurred on January 1, 1999. The unaudited pro forma combined condensed consolidated statements of operations reflect the results of operation of Grace and P.V. Tel for the year ended December 31, 1999.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Grace and P.V. Tel been a combined company during the specified periods. The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Grace, included in its annual report on Form 10-K for the year ended December 31, 1999.

GRACE DEVELOPMENT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 1999

                                                                                   ASSETS

                                                    Grace Development                              Adjustments/       Consolidated
                                                  Inc. and subsidiaries      P.V. Tel, Inc.        Eliminations        Statements
                                                  ---------------------    -----------------       ------------       ------------

Current assets                                         4,004,728               380,907                     --           4,385,635
Property and equipment, net                            2,493,427               710,380                     --           3,203,807
Other assets                                             559,829                 2,225               (434,500) (b)
                                                                                                      450,000  (a)        577,554
Goodwill and other purchased
       Intangibles, net                                1,574,212                    --              1,759,139  (a)      3,333,351
                                                    ------------           -----------             ----------          ----------
Total Assets                                           8,632,196             1,093,512              1,774,639          11,500,347
                                                    ============           ===========             ==========          ==========

Current Liabilities                                    5,491,683             1,465,627               (434,500) (b)      6,522,810
Long-Term Debt                                         1,281,129               869,524                                  2,150,653
Total liabilities                                      6,772,812             2,335,151               (434,500) (b)      8,673,463

STOCKHOLDERS' EQUITY
Common Stock, no par value                             4,975,217                     9                967,500  (a)
                                                                                                           (9) (a)      5,942,717
Preferred Stock                                                              1,250,000             (1,250,000) (a)

Additional paid in Capital                                                     800,000               (800,000) (a)             --

Accumulated deficit                                   (3,115,833)           (3,291,648)             3,291,648  (a)     (3,115,833)
                                                    ------------           -----------            -----------          ----------

Total Stockholders Equity (Deficit)                    1,859,384            (1,241,639)             2,209,139           2,826,884

                                                    ------------           -----------            -----------         -----------
Total liabilities and stockholders' equity          $  8,632,196           $ 1,093,512            $ 1,774,639        $ 11,500,547
                                                    ============           ===========            ===========         ===========

Common Stock issued and outstanding                   75,634,449             2,150,000                                 77,784,449
                                                    ============           ===========                                ===========


See notes to unaudited pro forma condensed consolidated financial statements.

GRACE DEVELOPMENT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999



                                               Grace Development      P.V. Tel, Inc.        Adjustments            Consolidated
                                             Inc. and subsidiaries                                                   Statements
                                             ---------------------  ------------------      -----------            ------------
Revenues                                             754,880           2,664,634                                     3,419,514

Operating expenses
    Cost of Revenue                                  706,013           3,285,118                                     3,991,131
    Sales and Marketing expenses                     470,741              39,051                                       509,792
    Research and development                         186,715                                                           186,715
    General and administrative expenses            2,770,181           1,806,392                112,000 (a)          4,688,573
    Depreciation and amortization                    528,797             200,248                355,200 (c)          1,084,245
                                                 -----------           ---------              ---------             ----------
                                                   4,662,487           5,330,809                467,200             10,460,456

Loss from operations                              (3,907,567)         (2,666,175)              (467,200)            (7,040,942)



Other income (expense)
    Interest income                                   42,189                  --                                        42,189
    Interest expense                                (251,925)            (72,690)                                     (324,615)
    Other                                                 --              31,356                                        31,356
                                                 -----------           ---------              ---------             ----------
                                                    (209,736)            (41,334)                    --               (251,070)



                                                 -----------           ---------              ---------             ----------
Net loss                                          (4,117,303)         (2,707,509)              (467,200)            (7,292,012)
                                                 ===========           =========              =========             ==========

Net loss per share                                      (.09)                                                             (.15)
                                                 ===========                                                        ==========

Weighted average shares outstanding               46,129,804                                                        48,279,804
                                                 ===========                                                        ==========


See notes to unaudited pro forma condensed consolidated financial statements.

    NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (UNAUDITED) BASIS OF PRESENTATION

The pro forma combined condensed consolidated financial statements reflect the issuance of 2,150,000 shares of Grace common stock, no par value. The P.V. Tel, Inc. Merger was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of P.V. Tel have been combined with the recorded values of the assets and liabilities of Grace in the unaudited pro forma combined condensed consolidated financial statements.

The operations and balance sheet of Grace Development and Subsidiaries, Inc. include the pro forma effect of the acquisition of Web Wizard, Inc. which occurred in January of 2000.

PRO FORMA ADJUSTMENTS

(a) To reflect issuance of 2,150,000 shares of Grace common stock in exchange for 100% of the outstanding common stock of P.V. Tel.

     Management estimates the value of the 2,150,000 shares to be $.45 per share. Management has allocated the purchase price to the assets and liabilities acquired based upon their relative fair values. The transaction generated goodwill and other intangibles of $1,759,139, which will be amortized on a straight-line basis over a five-year life.

     Management continues to study the allocation of the purchase price; upon completion of such study, the allocation may change.

(b)  To eliminate intercompany balances.

(c)  To reflect one year of amortization of goodwill and other intangibles.

(d)  To reflect incremental compensation related to employment agreements.